SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 12, 2012
General Finance Corporation
(Exact Name of Registrant as Specified in its Charter)
Delaware
 (State or Other Jurisdiction of Incorporation)

001-32845	32-0163571
(Commission File Number)	(I.R.S. Employer Identification No.)

39 East Union Street
Pasadena, California	91103
(Address of Principal Executive Offices)	(Zip Code)
(626) 584-9722
 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTES
Certain References

     References in this Report to “we,” “us,” “our” or the “Company” refer to General Finance Corporation, a Delaware corporation (“GFN”), and its direct and indirect subsidiaries. These subsidiaries include GFN U.S. Australasia Holdings, Inc., a Delaware corporation (“GFN U.S.”); GFN North America Corp., a Delaware corporation ("GFNNA"); GFN Manufacturing Corporation, a Delaware corporation ("GFNMC"), and its subsidiary Southern Frac, LLC, a Texas limited liability company; Royal Wolf Holdings Limited (formerly GFN Australasia Holdings Pty Limited), an Australian corporation publicly traded on the Australian Securities Exchange ("RWH"); and its Australian and New Zealand subsidiaries (collectively, "Royal Wolf"); Pac-Van, Inc., an Indiana corporation, and its Canadian subsidiary, PV Acquisition Corp., an Alberta corporation, doing business as "Container King" (collectively, "Pac-Van").

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Item 8.01	Other Events	1

Item 9.01	Financial Statements and Exhibits	1

Exhibit 99.1

Exhibit 99.2

i

Item 8.01 Other Events

On November 12, 2012 (in Australia) Royal Wolf Holdings Limited (ASX:RWH) announced that it had entered into an agreement to acquire the assets and businesses of Australian Container & Engineering Services Pty Limited, Container Engineering North Queensland Pty Limited  and Australian Container Traders Pty Limited (trading as Coral Sea Containers in Townsville and Container Sales Australia in Brisbane ) operating in Queensland.  A copy of the press release of Royal Wolf Holdings Limited dated November 12, 2012 is attached as Exhibit 99.1 and is incorporated by reference herein.

On November 12, 2012 (in Australia) Royal Wolf Holdings Limited (ASX:RWH) announced its earnings for the quarter ended September 30, 2012.  A copy of the press release of Royal Wolf Holdings Limited dated November 12, 2012 is attached as Exhibit 99.2 and is incorporated by reference herein.

Item 9.01   Financial Statements and Exhibits

Exhibit:

99.1           Press Release of Royal Wolf Holdings Limited dated November 12, 2012

99.2           Press Release of Royal Wolf Holdings Limited dated November 12, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL FINANCE CORPORATION
Dated: November 12, 2012	By:	/s/ CHRISTOPHER A. WILSON
Christopher A. Wilson
Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit
Number	Exhibit Description
99.1	Press Release of Royal Wolf Holdings Limited dated November 12, 2012

99.2	Press Release of Royal Wolf Holdings Limited dated November 12, 2012

3